Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

RED VIOLET, INC.
AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

THIS AGREEMENT (“Agreement”) is made between Red Violet, Inc. (“Company”), a Delaware corporation and the participant included in Section 1(b) below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed thereto in the Amended and Restated Red Violet, Inc. Stock Incentive Plan (as amended from time to time, the “Plan”). This Agreement shall be effective as of the date included in Section 1(a) below (“Effective Date”).

1.
Award.

(a)
Effective Date:

(b)
Participant:

(c)
Number of Shares:

(d)
Shares. Pursuant to the Plan, the Company hereby grants to the Participant the right to receive the number of shares listed in Section 1(c) (the “Number of Shares Awarded”) of the Company’s Common Stock upon the satisfaction of certain conditions (the “Restricted Stock Units”). Shares of the Company’s Common Stock shall be issued only upon vesting of the Restricted Stock Units and only upon the satisfaction of the terms and conditions set forth herein and in the Plan (such shares shall be referred to hereafter as the “Award Stock”).

(e)
Plan Incorporated. Participant acknowledges receipt of a copy of the Plan, and agrees that this Award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

2.
Restricted Stock Units. Participant hereby accepts the Restricted Stock Units when issued and agrees as follows:

(a)
Vesting. No Award Stock shall be issued pursuant to the unvested Restricted Stock Units. Except as otherwise provided for in the Plan and this Agreement, the Restricted Stock Units shall vest upon the earlier of ______1 or the _____2 Annual Meeting of Stockholders (the “Vesting Date”). Except as otherwise provided herein, there shall be no proportionate or partial vesting in the periods between the Effective Date and the Vesting Date and all vesting shall occur only on the aforementioned Vesting Date.

(b)
Termination of Employment or Other Service; Change in Control.

(i)
General. Except as otherwise provided in this Agreement, if Participant’s employment or other service with the Company terminates, all Restricted Stock Units unvested at the time of termination shall expire and be forfeited immediately and returned to the Company.

(ii)
Death. In the event that the Participant dies while in the employment or other service of the Company, all Restricted Stock Units which have not vested on the date of death shall immediately vest.

(iii)
Disability. In the event that the Participant’s employment or other service with the Company is terminated by reason of Disability, the Committee may, in its sole discretion, provide that Restricted Stock Units which have not vested on the date of such termination shall immediately vest.

1 One year from the Effective Date to be inserted.

2 Year of next Annual Meeting of Stockholders to be inserted.

(iv)
Change in Control. In the event of a Change in Control, all Restricted Stock Units which have not vested on the date of such Change in Control shall immediately vest; provided however, if the Change in Control occurs prior to the one year anniversary of the Participant’s appointment to the Company’s Board of Directors, then the number of shares vested in the event of a Change in Control shall equal the Number of Shares Awarded multiplied by a fraction, the numerator of which is equal to the number of days between the Effective Date and the date of the Change in Control and the denominator of which is equal to the number of days between the Effective Date and the Vesting Date. After such calculation, any fractional share will be rounded to the next whole number.

(c)
Transferability. The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless the Plan so provides.

(d)
Distribution. The Company shall deliver a certificate evidencing shares of Award Stock to the Participant or direct its transfer agent to register such shares in book entry form, within thirty (30) days following the satisfaction of the vesting requirements.

3.
Distribution; Deferral. Unless otherwise provided in the Restricted Stock Unit Deferral Election Form attached hereto as Appendix A, the Company shall deliver a certificate evidencing shares of Award Stock to the Participant or direct its transfer agent to register such shares in book entry form, within thirty (30) days following the satisfaction of the vesting requirements. For the Restricted Stock Unit Deferral Election Form to be effective, it must be received by the Company on the Effective Date.

4.
Status as a Shareholder. Unless otherwise provided in the Plan, Participant shall have no rights of a shareholder with respect to the Restricted Stock Units until the Award Stock is issued to him or her pursuant to Section 2 above.

5.
Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock Units.

6.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant.

7.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8.
Miscellaneous.

(a)
Provisions of Plan and Other Agreements Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
(b)
No Third‑Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.
(c)
Entire Agreement; Amendments. This Agreement (including the documents and exhibits referred to herein) and the Plan constitute the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(d)
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has executed this Agreement, all as of the date first above written.

Red Violet, Inc.

Derek Dubner, Chief Executive Officer

Date:

PARTICIPANT

Date:

APPENDIX A:

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT

DEFERRAL ELECTION FORM(3)

FOR THIS DEFERRAL ELECTION TO BE EFFECTIVE, IT MUST BE RECEIVED BY THE COMPANY ON THE EFFECTIVE DATE.

A.
PARTICIPANT INFORMATION

Name:

Address:

B.
DEFERRAL ELECTION

For each share of Common Stock to be issued to me pursuant to the Restricted Stock Unit Award Agreement effective _________, I hereby irrevocably elect to defer the receipt of such Common Stock as set forth below.

C.
STOCK ISSUANCE DATE

As Restricted Stock Units vest under your Award, the Company will issue you shares of Common Stock with respect to such vested Restricted Stock Units within thirty (30) days following the satisfaction of such vesting requirements, unless you timely elect to receive the shares at a different time. If you elect a different date, Common Stock will generally be issued to you on such date but only to the extent your Restricted Stock Units are vested and additional shares of Common Stock (if any) will be issued to you when any remaining Restricted Stock Units vest.

I hereby elect to receive my shares of Common Stock on the earlier of (check all that apply):

1.  _________________________________, 20____; (enter date)

2.  my death;

3.  my Disability (as defined in the Plan);

4.  a Change in Control (as defined in the Plan); and/or

5.  my “separation from service” (as defined in Code Section 409A) with the Company, if applicable

To the extent you are a “specified employee” for purposes of Code Section 409A and to the extent Section 409A is applicable to deferral of receipt of Common Stock pursuant to this Deferral Election Form (the “Form”), notwithstanding any contrary provision which exists in the Plan or the Agreement, your distribution will be delayed for a period of 6 months as required by Code Section 409A.

This Form is subject to all the terms, conditions and provisions of the Plan and the Agreement including, without limitation, the amendment provisions thereof. The Plan and the Agreement are incorporated herein by reference. If and to the extent that this Form conflicts or is inconsistent with the terms, conditions and provisions of the Plan or the Agreement, the Plan and the Agreement shall control, and this Form shall be deemed to be modified accordingly.

SIGNATURE:

__________________________________

Date

3 Capitalized terms not defined herein shall have the meaning ascribed thereto in the Red Violet, Inc. 2018 Stock Incentive Plan (as amended to date, the “Plan”).

INSTRUCTIONS FOR

RED VIOLET, INC. 2018 STOCK INCENTIVE PLAN

DEFERRAL ELECTION FORM

This Form is to be used to defer receipt of shares of Common Stock that are issuable under the Plan in connection with Restricted Stock Units. The following instructions provide more information about the Form.

A. PARTICIPANT INFORMATION

Please complete all items.

B. DEFERRAL ELECTION

Please identify the Restricted Stock Units subject to this Form.

C. STOCK ISSUANCE DATE

You may elect the timing of the issuance of your Common Stock to be issued pursuant to the Restricted Stock Units by checking the first box and inserting a specific date in the future that you want such Common Stock issued to you. If you make such an election, you shall be issued Common Stock with respect to any Restricted Stock Units that are vested on the date you elect and shall receive any remaining shares of Common Stock with respect to any other Restricted Stock Units when they vest. Notwithstanding the date you elect to receive your shares of Common Stock, you may choose by checking the corresponding boxes to receive shares of Common Stock corresponding to any vested Restricted Stock Units earlier if and upon occurrence of any of the following events to the extent selected: (1) your death; (2) your Disability; or (3) a Change in Control. If you make no election, the Company will issue you shares of Common Stock with respect to Restricted Stock Units within thirty (30) days following the satisfaction of such vesting requirements.